Exhibit 99.1

AxoGen, Inc. Reports Financial Results for Second Quarter 2016

Second Quarter Revenues of $10.4M grew 62% over prior year

ALACHUA, FL – August 3, 2016 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in innovative surgical solutions for peripheral nerve injuries, today announced financial results for the second quarter ended June 30, 2016 and provided a business update.

Second Quarter 2016 Year-Over-Year Financial and Recent Business Highlights

•	Revenue of $10.4 million up 62% compared to 2015 revenue of $6.4 million
•	Gross margin of 85.2% compared to 2015 gross margin of 83.8%
•	Improved EBITDA loss of $1.5 million compared to 2015 EBITDA loss of $2.1 million
•	Six peer reviewed publications year to date
•	New data presented in four presentations at the 2016 Federation of European Societies for Surgery of the Hand
•	AxoGen was added to the 2016 Russell 2000® Index

“We are very pleased with our quarterly results as we continue to execute our strategy”, commented Karen Zaderej, President and Chief Executive Officer. “This is the first time that our revenue has exceeded $10 million in a quarter and marks the twenty second consecutive quarter of year over year double digit revenue growth. Our revenue growth continues to be fueled by deeper penetration into existing accounts as well as the addition of new accounts. Moreover, we are reducing our operating loss while continuing to grow in our largely untapped market. With our innovative products and efforts in market development, we believe we are changing how surgeons perform nerve repair.”

Additional Operational and Financial Highlights

•	Active accounts in the second quarter numbered 374 up 42% from 264 a year earlier
•	Identified over 5,100 potential accounts in the U.S. alone
•	Ended the quarter with 44 direct sales representatives up from 32 a year ago
•	Year to date have conducted 6 national education courses with 165 surgeons
•	Adding one additional national surgeon education course for a total of 13 this calendar year
•	Ended the quarter with $18.3 million in cash and $25.0 million in debt
•	Use of cash in the quarter was $2.7 million

2016 Financial Guidance

Management is increasing its full year 2016 revenue guidance to over $40 million and increasing its full year 2016 gross margin guidance to exceed 80%.

Upcoming Events

The Company will be presenting additional data and hosting a small investor event at the American Society of Surgery for the Hand 2016 Meeting in Austin, Texas on Wednesday, September 28.  The investor event will provide an opportunity to hear directly from key surgeons on current trends in nerve repair and their use of the AxoGen portfolio of products.

The Company is also announcing that it will be conducting its first analyst and investor day on Monday, November 21 in New York City.  This event will provide an additional opportunity to educate the investment community about the Company and introduce them to surgeons that use the AxoGen portfolio of products.

Ms. Zaderej summarized, “We believe we are making the right investments in our business and executing well on our strategy. We are seeing positive changes in our industry as surgeons increasingly adopt our innovative proprietary products in their nerve repair algorithms. We believe we are just scratching the surface of our market potential and have years of growth ahead as we move towards profitability.”

Conference Call

The Company will host a conference call and webcast for the investment community today at 4:30 PM ET. Investors interested in participating by phone are invited to call toll free at 1.877.407.0993 or use the direct dial-in number 1.201.689.8795. Those interested in listening to the conference call live via the Internet may do so by visiting the Investors page of the company's website at www.axogeninc.com and clicking on the webcast link on the Investors home page.

Following the conference call, a replay will be available on the Company’s website at www.AxoGenInc.com, under ‘Investors.’

About AxoGen

AxoGen (AXGN) is a global leader in innovative surgical solutions for peripheral nerve injuries. AxoGen’s portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix ("ECM") coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments. Along with these core surgical products, AxoGen also offers AxoTouchTM Two-Point Discriminator and AcroValTM Neurosensory & Motor Testing System. These evaluation and measurement tools assist healthcare professionals in detecting changes in sensation, assessing return of sensory, grip and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom and several European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "continue", "may", "should", "will" variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our 2016 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, we use the non-GAAP financial measure of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization.

We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity and that both management and investors benefit from referring this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods.  We believe this non-GAAP financial measure is useful to investors because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contacts:

AxoGen, Inc.

Peter J. Mariani, Chief Financial Officer

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com

AXOGEN, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31,
	(unaudited)	2015
Assets
Current assets:
Cash and cash equivalents	$18,273,203	$25,909,500
Accounts receivable	6,072,121	4,782,989
Inventory	4,786,322	3,933,960
Prepaid expenses and other	615,511	424,925
Total current assets	29,747,157	35,051,374

Property and equipment, net	1,260,190	970,870
Intangible assets	743,390	678,082
	$31,750,737	$36,700,326

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,893,834	$3,695,127
Current deferred revenue	28,593	14,118
Total current liabilities	3,922,427	3,709,245
Note Payable - Revenue Interest Purchase Agreement	24,952,201	24,701,693
Long Term Deferred Revenue	83,006	93,797
Total liabilities	28,957,634	28,504,735
Shareholders’ equity:
Common stock, $.01 par value; 50,000,000 shares authorized; 30,128,099 and 29,984,591 shares issued and outstanding	301,281	299,846
Additional paid-in capital	112,443,288	111,368,424
Accumulated deficit	(109,951,466)	(103,472,679)
Total shareholders’ equity	2,793,103	8,195,591
	$31,750,737	$36,700,326

AXOGEN, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months ended June 30, 2016 and 2015

(unaudited)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2016	2015	2016	2015
Revenues	$10,381,883	$6,417,253	$18,493,642	$11,368,569
Cost of goods sold	1,534,412	1,039,841	2,940,003	2,022,722
Gross profit	8,847,471	5,377,412	15,553,639	9,345,847
Costs and expenses:
Sales and marketing	6,780,363	4,812,262	12,986,238	8,744,783
Research and development	936,823	736,399	1,915,163	1,407,435
General and administrative	2,736,255	1,982,020	4,881,012	3,890,602
Total costs and expenses	10,453,441	7,530,681	19,782,413	14,042,820
Loss from operations	(1,605,970)	(2,153,269)	(4,228,774)	(4,696,973)
Other income (expense):
Interest expense	(1,163,413)	(1,023,774)	(2,166,440)	(2,018,522)
Interest expense—deferred financing costs	(32,696)	(31,210)	(63,506)	(64,956)
Other income (expense)	(617)	17,380	(20,067)	14,378
Total other income (expense)	(1,196,726)	(1,037,604)	(2,250,013)	(2,069,100)
Net loss	$(2,802,696)	$(3,190,873)	$(6,478,787)	$(6,766,073)

Weighted Average Common Shares outstanding – basic and diluted	30,079,960	24,928,435	30,037,013	23,729,558
Loss Per Common share - basic and diluted	$(0.09)	$(0.13)	$(0.22)	$(0.29)

AXOGEN, INC

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Three and Six Months ended June 30, 2016 and 2015

(unaudited)

	Three Months Ended		Six Months Ended
	June 30 2016	June 30 2015	June 30 2016	June 30 2015
Net loss	$(2,802,696)	$(3,190,873)	$(6,478,787)	$(6,766,073)
Depreciation and amortization expense	88,734	45,712	167,590	87,610
Amortization expense of intangible assets	16,017	10,938	32,033	22,710
Interest expense	1,163,413	1,023,774	2,166,440	2,018,522
Interest expense - deferred financing costs	32,696	31,210	63,506	64,956
EBITDA - non GAAP	$(1,501,836)	$(2,079,239)	$(4,049,218)	$(4,572,275)

AXOGEN, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months ended June 30, 2016 and 2015

(unaudited)

	2016	2015
Cash flows from operating activities:
Net loss	$(6,478,787)	$(6,766,073)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	167,590	87,610
Amortization of intangible assets	32,033	22,710
Amortization of deferred financing costs	63,506	64,957
Provision for bad debts	48,600	—
Stock-based compensation	752,789	696,625
Interest added to note	187,002	340,870
Change in assets and liabilities:
Accounts receivable	(1,337,732)	(965,715)
Inventory	(852,362)	(326,337)
Prepaid expenses and other	(190,586)	(131,739)
Accounts payable and accrued expenses	198,707	976,928
Deferred Revenue	3,684	(10,791)
Net cash used for operating activities	(7,405,556)	(6,010,955)

Cash flows from investing activities:
Purchase of property and equipment	(456,910)	(132,492)
Acquisition of intangible assets	(97,341)	(54,075)
Net cash used for investing activities	(554,251)	(186,567)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	13,770,734
Debt issuance costs	—	(180,142)
Proceeds from exercise of stock options	323,510	14,071
Net cash provided by financing activities	323,510	13,604,663
Net increase / (decrease) in cash and cash equivalents	(7,636,297)	7,407,141
Cash and cash equivalents, beginning of year	25,909,500	8,215,791
Cash and cash equivalents, end of period	$18,273,203	$15,622,932
Supplemental disclosures of cash flow activity:
Cash paid for interest	$1,964,256	$1,649,881